EXHIBIT 99.1

This news release contains forward-looking statements, including those regarding the anticipated outlook for our business, our currently estimated first quarter and full fiscal year 2006 net revenue and earnings results and our long-term outlook for our company, our industry and our business sectors. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: fluctuations in operating results; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; the results announced herein are preliminary and subject to audit and, hence, could be revised at the conclusion of the audit; retaining key personnel; our dependence on a limited number of customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2004, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
JABIL REPORTS FOURTH QUARTER & FISCAL YEAR 2005 RESULTS
Company Expects Double Digit Growth to Continue
St. Petersburg, FL — September 26, 2005...Jabil Circuit, Inc. (NYSE: JBL), a global electronic product solutions company, today reported results for the fourth fiscal quarter and fiscal year 2005, ended August 31, 2005.
Fourth Fiscal Quarter 2005
Net revenue for the fourth quarter of fiscal 2005 increased 25 percent to $2.0 billion compared to $1.6 billion for the same period of fiscal 2004.
Under accounting principles generally accepted in the United States of America (“GAAP”), operating income for the fourth quarter of fiscal 2005 increased 51 percent to $86.1 million compared to $56.9 million for the same period of fiscal 2004. On a GAAP basis, net income for the fourth quarter of fiscal 2005 increased 59 percent to $70.5 million compared to $44.3 million for the same period in fiscal 2004. GAAP diluted earnings per share for the fourth quarter of fiscal 2005 increased 55 percent to $0.34 compared to $0.22 for the same period of fiscal 2004.
Jabil’s fourth quarter of fiscal 2005 core operating income increased 38 percent to $93.4 million or 4.6 percent of net revenue compared to $67.7 million or 4.2 percent of net revenue for the fourth quarter of fiscal 2004.
Core earnings increased 40 percent to $76.8 million compared to $54.7 million for the fourth quarter of fiscal 2004. Core earnings per share increased 37 percent to $0.37 per diluted share for the period compared to $0.27 for the fourth quarter of fiscal 2004. (Jabil defines core operating income as GAAP operating income before amortization of intangibles, acquisition-related charges and restructuring and impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, acquisition-related charges, restructuring and impairment charges and other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below.)

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Q4 2005 Earnings Release—Add One
September 26, 2005
Quarterly Highlights
•	Cash flow from operations was approximately $173 million for the fourth quarter of fiscal 2005.

•	Sales cycle for the fourth quarter of fiscal 2005 was 17 days.

•	Inventory turns for the. fourth quarter of fiscal 2005 were nine.

•	Capital expenditures for the fourth quarter of fiscal 2005 were approximately $93 million.

•	Depreciation for the fourth quarter of fiscal 2005 was approximately $45 million.

•	Cash balances were $796 million at the end of the fourth quarter of fiscal 2005.

•	Return on Invested Capital (ROIC) was 19 percent for the fourth quarter of fiscal 2005.
Fiscal Year 2005
Net revenue for the fiscal year increased 20 percent to $7.5 billion compared to $6.3 billion for fiscal 2004.
On a GAAP basis, operating income for fiscal 2005 increased 33 percent to $287.4 million compared to $216.0 million for fiscal 2004. On a GAAP basis, net income for fiscal 2005 increased 39 percent to $231.8 million compared to $166.9 million for fiscal 2004. GAAP diluted earnings per share for fiscal 2005 increased 38 percent to $1.12 compared to $0.81 for fiscal 2004.
Jabil’s fiscal 2005 core operating income increased 25 percent to $327.1 million or 4.3 percent of net revenue compared to $261.1 million or 4.2 percent of net revenue for fiscal 2004. Core earnings increased 27 percent to $265.5 million compared to $209.1 million for fiscal 2004. Core earnings per share increased 25 percent to $1.28 per diluted share for the period, compared to $1.02 for fiscal 2004. (Jabil defines core operating income as GAAP operating income before amortization of intangibles, acquisition-related charges and restructuring and impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, acquisition-related charges, restructuring and impairment charges and other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below.)
Business Outlook
“I want to congratulate all Jabil team members for another year of success and a third consecutive year of pace setting growth. Our expansionary efforts in the America’s, Europe and Asia position us well to prosper from the continuing trend to outsource electronic hardware design, production, fulfillment and services. The foundation is in place for a fourth consecutive year of robust growth in fiscal 2006. We will continue to focus on customers, commit ourselves to excellence and deliver another outstanding year of performance,” said Jabil President and CEO Timothy L. Main.
The company reiterated guidance for its first fiscal quarter of 2006. Jabil said it currently expects sequential revenue growth for its first fiscal quarter of 8 to 18 percent, indicating a revenue range of $2.2 to $2.4 billion and core earnings of $0.40 to $0.44 per diluted share, depending upon actual levels of production. GAAP earnings per share for the first fiscal quarter of 2006 are currently estimated to be in a range of $0.32 to $0.39 per diluted share. (Expected GAAP earnings per share for the first quarter of fiscal year 2006 are currently estimated to include $0.02 per share for amortization of intangibles and $0.03 to $0.06 per share for stock-based compensation required to be expensed in fiscal 2006 under new accounting guidelines.)

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Q4 2005 Earnings Release—Add Two
September 26, 2005
The company also provided full fiscal year 2006 guidance. Jabil said it currently expects to increase revenue for fiscal 2006 by 16 to 24 percent, indicating a revenue range of $8.7 to $9.3 billion. The company said full fiscal year core earnings were expected to increase by 21 to 29 percent, or range from $1.55 to $1.65 per share. GAAP earnings per share for the full fiscal year are currently expected to increase by 21 to 32 percent, or range from $1.36 to $1.48 per share. (Expected GAAP earnings per share for the full fiscal year are currently estimated to include $0.08 per share for amortization of intangibles and $0.09 to $0.11 per share for stock-based compensation required to be expensed in fiscal 2006 under new accounting guidelines.)
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies.
Jabil has incurred charges from its acquisitions that are included in the GAAP financial measures disclosed in this release. Management believes that the nature of these amounts do not impact the performance of its core manufacturing operations. Management believes core financial measures (which exclude the effects of the amortization of intangibles, acquisition-related charges, restructuring and impairment charges and other income) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. Included in this release is a Consolidated Statement of Earnings as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil Circuit will conduct a conference call to announce its fourth fiscal quarter and full fiscal year 2005 earnings today at 4:30 p.m. EDT live on the Internet at http://jabil.com. This earnings conference call will be recorded and archived for playback on the web at http://jabil.com.
The news release and information about Jabil’s earnings will also be available in the investor relations’ section of the web site (jabil.com) by approximately 4:00 p.m., EDT. A taped replay of the conference call will also be available September 26, 2005 at approximately 7:30 p.m. EDT through midnight on September 27, 2005. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The passcode is 9677173. An archived webcast of the conference call will be available at http://jabil.com/investors/.
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 50,000 employees and facilities in 19 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3349
investor_relations@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 31,	August 31,
	2005	2004

ASSETS
Current assets
Cash and cash equivalents	$796,071	$621,322
Accounts receivable, net	955,353	777,357
Inventories	818,435	656,681
Prepaid expenses and other current assets	75,335	70,143
Deferred income taxes	40,741	57,172

Total current assets	2,685,935	2,182,675

Property, plant and equipment, net	880,736	776,353
Goodwill and intangible assets, net	453,301	352,426
Deferred income taxes	24,727	5,923
Other assets	32,563	11,979

Total assets	$4,077,262	$3,329,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current installments of notes payable, long-term debt and long-term lease obligations	$674	$4,412
Accounts payable	1,339,866	937,636
Accrued expenses	224,766	213,418
Income taxes payable	2,823	3,618

Total current liabilities	1,568,129	1,159,084

Notes payable, long-term debt and long-term lease obligations, less current installments	326,580	305,194
Other liabilities	47,336	45,738

Total liabilities	1,942,045	1,510,016

Stockholders’ equity
Common stock	204	201
Additional paid-in capital	1,041,884	976,129
Retained earnings	1,021,800	789,953
Unearned compensation	(8,774)	—
Accumulated other comprehensive income	80,103	53,057

Total stockholders’ equity	2,135,217	1,819,340

Total liabilities and stockholders’ equity	$4,077,262	$3,329,356

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004

Net revenue	$2,036,590	$1,626,177	$7,524,386	$6,252,897
Cost of revenue	1,865,476	1,488,488	6,895,880	5,714,517

Gross profit	171,114	137,689	628,506	538,380

Operating expenses:
Selling, general and administrative	72,952	65,596	278,866	263,504
Research and development	4,746	4,405	22,507	13,813
Amortization of intangibles	7,360	10,806	39,762	43,709
Acquisition-related charges (1)	—	—	—	1,339

Operating income	86,056	56,882	287,371	216,015

Other loss (2)	—	—	—	6,370
Interest income	(4,767)	(1,679)	(13,774)	(7,237)
Interest expense	6,733	4,249	24,773	19,369

Income before income taxes	84,090	54,312	276,372	197,513

Income tax expense	13,558	10,054	44,525	30,613

Net income	$70,532	$44,258	$231,847	$166,900

Earnings per share:
Basic	$0.35	$0.22	$1.14	$0.83

Diluted	$0.34	$0.22	$1.12	$0.81

Common shares used in the calculation of earnings per share:
Basic	203,941	201,110	202,501	200,430

Diluted	209,813	205,165	207,526	205,849

(1)	There were no acquisition-related charges recorded during the twelve months ended August 31, 2005. During the twelve months ended August 31, 2004, we recorded acquisition-related charges of $1.3 million ($1.0 million after-tax) primarily in connection with the acquisitions of certain operations of Royal Philips Electronics and NEC Corporation.

(2)	There was no other income/loss recorded during the twelve months ended August 31, 2005. During the twelve months ended August 31, 2004, we recorded a loss of $6.4 million ($4.0 million after-tax) on the write-off of unamortized issuance costs associated with our $345 million, 20-year, 1.75% convertible subordinated notes, which were retired in May 2004.

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004

Operating income (GAAP)	$86,056	$56,882	$287,371	$216,015
Amortization of intangibles	7,360	10,806	39,762	43,709
Acquisition-related charges	—	—	—	1,339

Core operating income (Non-GAAP)	$93,416	$67,688	$327,133	$261,063

Net income (GAAP)	$70,532	$44,258	$231,847	$166,900
Amortization of intangibles, net of tax	6,279	10,440	33,699	37,239
Acquisition-related charges, net of tax	—	—	—	987
Other loss (income), net of tax	—	—	—	3,975

Core earnings (Non-GAAP)	$76,811	$54,698	$265,546	$209,101

Earnings per share: (GAAP)
Basic	$0.35	$0.22	$1.14	$0.83

Diluted	$0.34	$0.22	$1.12	$0.81

Core earnings per share: (Non-GAAP)
Basic	$0.38	$0.27	$1.31	$1.04

Diluted	$0.37	$0.27	$1.28	$1.02

Common shares used in the calculations of earnings per share:
Basic	203,941	201,110	202,501	200,430

Diluted	209,813	205,165	207,526	205,849